                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                            OF BOIS D'ARC ENERGY, LLC

THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. NO MEMBERSHIP INTEREST MAY BE SOLD OR OFFERED FOR SALE (WITHIN THE MEANING OF ANY SECURITIES
LAW) UNLESS A REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS WITH RESPECT TO THE INTEREST IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS IS THEN APPLICABLE TO THE INTEREST. A MEMBERSHIP INTEREST ALSO MAY NOT BE TRANSFERRED OR ENCUMBERED UNLESS THE APPLICABLE PROVISIONS OF THIS AGREEMENT AND THE TRANSFER RESTRICTION AGREEMENT ARE SATISFIED.

                                TABLE OF CONTENTS

I.       DEFINITIONS..........................................................................................     1

         Section 1.1.   Definitions...........................................................................     1

II.      NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS,  TERM, STATUS OF MEMBERS AND TAX STATUS.......     8

         Section 2.1.   Name of Company.......................................................................     8
         Section 2.2.   Principal Office......................................................................     8
         Section 2.3.   Registered Offices and Agents.........................................................     8
         Section 2.4.   Term..................................................................................     8
         Section 2.5.   Status of Members.....................................................................     8
         Section 2.6.   Tax Status............................................................................     8

III.     CHARACTER OF BUSINESS................................................................................     8

         Section 3.1.   Purpose of the Company................................................................     8

IV.      FORMATION, FOREIGN REGISTRATION AND NO PARTNERSHIP...................................................     8

         Section 4.1.   Organization and Formation............................................................     8
         Section 4.2.   Foreign Registration..................................................................     9
         Section 4.3.   No Partnership........................................................................     9

V.       CAPITAL CONTRIBUTIONS................................................................................     9

         Section 5.1.   Initial Capital Contributions.........................................................     9
         Section 5.2.   Subsequent Capital Contributions......................................................     9
         Section 5.3.   Return of Contributions...............................................................     9
         Section 5.4.   Advances by Members...................................................................     9

VI.      RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS............................................................    10

         Section 6.1.   Members' Fees.........................................................................    10
         Section 6.2.   Duties of Members/Other Activities....................................................    10
         Section 6.3.   Dealing with Related Persons..........................................................    10
         Section 6.4.   Liability of Members..................................................................    10
         Section 6.5.   No Resignation........................................................................    11
         Section 6.6.   Power, Voting and Consent.............................................................    11

VII.     MEETINGS OF THE MEMBERS..............................................................................    11

         Section 7.1.   Annual Meeting........................................................................    11
         Section 7.2.   Special Meetings......................................................................    12
         Section 7.3.   Notice of Annual or Special Meeting...................................................    12

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
         Section 7.4.   Business at Special Meeting...........................................................    12
         Section 7.5.   Quorum of Members.....................................................................    12
         Section 7.6.   Proxies...............................................................................    12
         Section 7.7.   Action by Written Consent Without a Meeting and Telephonic Meetings...................    12

VIII.    BOARD OF MANAGERS....................................................................................    13

         Section 8.1.   Powers................................................................................    13
         Section 8.2.   Number of Managers....................................................................    13
         Section 8.3.   Election and Term.....................................................................    13
         Section 8.4.   Resignation and Removal...............................................................    14
         Section 8.5.   Compensation of Managers..............................................................    14
         Section 8.6.   Chairman of the Board of Managers.....................................................    14
         Section 8.7.   Overriding Royalty Interest Incentive Plan; Long-term Incentive Plan..................    14

IX.      MEETINGS OF THE BOARD OF MANAGERS....................................................................    14

         Section 9.1.   Annual Meeting........................................................................    14
         Section 9.2.   Regular Meetings......................................................................    14
         Section 9.3.   Special Meetings......................................................................    14
         Section 9.4.   Location of and Business at Regular or Special Meeting................................    15
         Section 9.5.   Quorum of Managers....................................................................    15
         Section 9.6.   Votes.................................................................................    15
         Section 9.7.   Act of Managers' Meeting..............................................................    15
         Section 9.8.   Action by Unanimous Written Consent Without a Meeting and Telephonic Meetings.........    16
         Section 9.9.   Committees............................................................................    16

X.       NOTICES..............................................................................................    17

         Section 10.1.  Methods of Giving Notice..............................................................    17
         Section 10.2.  Waiver of Notice......................................................................    17
         Section 10.3.  Attendance as Waiver..................................................................    17

XI.      OFFICERS.............................................................................................    17

         Section 11.1.  Officers..............................................................................    17
         Section 11.2.  Election and Qualification............................................................    17
         Section 11.3.  Salaries..............................................................................    17
         Section 11.4.  Term, Removal and Vacancies...........................................................    17
         Section 11.5.  Chairman..............................................................................    18
         Section 11.6.  Chief Executive Officer...............................................................    18
         Section 11.7.  President.............................................................................    18
         Section 11.8.  Chief Financial Officer...............................................................    18
         Section 11.9.  Secretary.............................................................................    18

XII.     INDEMNIFICATION......................................................................................    18

         Section 12.1.  Right to Indemnification..............................................................    18
         Section 12.2.  Advance of Expenses...................................................................    19
         Section 12.3.  Indemnification of Employees and Agents...............................................    19
         Section 12.4.  Appearance as a Witness...............................................................    19
         Section 12.5.  Non-Exclusivity of Rights.............................................................    20
         Section 12.6.  Insurance.............................................................................    20
         Section 12.7.  No Personal Liability.................................................................    20
         Section 12.8.  Interest in Transaction...............................................................    20
         Section 12.9.  Successors and Assigns................................................................    20
         Section 12.10. Savings Clause........................................................................    20
         Section 12.11. Exculpation...........................................................................    20

XIII.    ALLOCATIONS..........................................................................................    21

         Section 13.1.  Consent to Allocations................................................................    21
         Section 13.2.  Distributive Shares for Tax Purposes..................................................    21
         Section 13.3.  Code Section 704(c)...................................................................    24
         Section 13.4.  Capital Accounts......................................................................    25
         Section 13.5.  Compliance with the Code..............................................................    27

XIV.     DISTRIBUTIONS........................................................................................    27

         Section 14.1.  Distribution of Operating Cash Flow...................................................    27
         Section 14.2.  Distribution of Net Proceeds of a Capital Transaction.................................    28
         Section 14.3.  Amount Withheld.......................................................................    28

XV.      TRANSFER OF INTERESTS................................................................................    29

         Section 15.1.  Transfer Restriction Agreement........................................................    29
         Section 15.2.  Transfers of Interests and Admission of New Members...................................    29
         Section 15.3.  Securities Laws Restrictions..........................................................    30

XVI.     BOOKS OF ACCOUNT AND COMPANY RECORDS.................................................................    30

         Section 16.1.  Books of Account......................................................................    30
         Section 16.2.  Inspection............................................................................    30
         Section 16.3.  Fiscal Year and Accounting Method.....................................................    30
         Section 16.4.  Financial Reports.....................................................................    30
         Section 16.5.  Tax Returns...........................................................................    31
         Section 16.6.  Tax Elections.........................................................................    31
         Section 16.7.  Tax Matters Partner...................................................................    31
         Section 16.8.  Bank Accounts.........................................................................    32

XVII.    DISSOLUTION, WINDING UP AND DISTRIBUTION.............................................................    32

         Section 17.1.  Events of Dissolution.................................................................    32

         Section 17.2.  Dissolution and Winding Up............................................................    32
         Section 17.3.  Final Statement.......................................................................    32
         Section 17.4.  Distribution In-Kind..................................................................    33
         Section 17.5.  Deemed Distribution and Recontribution................................................    33
         Section 17.6.  Financing Transaction.................................................................    33
         Section 17.7.  Failure to Complete Financing Transaction.............................................    34

XVIII.   CERTIFICATES.........................................................................................    35

         Section 18.1.  Form of Certificates..................................................................    35
         Section 18.2.  Terms of Certificates.................................................................    35
         Section 18.3.  Ownership of Certificates.............................................................    35
         Section 18.4.  Registration of Transfers; Exchanges..................................................    35
         Section 18.5.  Mutilated, Lost or Stolen Certificates................................................    35

XIX.     MISCELLANEOUS........................................................................................    36

         Section 19.1.  Execution in Counterparts.............................................................    36
         Section 19.2.  Address and Notice....................................................................    36
         Section 19.3.  Partition.............................................................................    36
         Section 19.4.  Further Assurances....................................................................    36
         Section 19.5.  Titles and Captions...................................................................    36
         Section 19.6.  Number and Gender of Pronouns.........................................................    36
         Section 19.7.  Entire Agreement......................................................................    36
         Section 19.8.  Amendment and Power of Attorney.......................................................    36
         Section 19.9.  Exhibits and Schedules................................................................    36
         Section 19.10. Agreement Binding.....................................................................    36
         Section 19.11. Waiver................................................................................    37
         Section 19.12. Remedies..............................................................................    37
         Section 19.13. GOVERNING LAW.........................................................................    37
         Section 19.14. DISPUTE RESOLUTION....................................................................    37
         Section 19.15. WAIVER................................................................................    40
         Section 19.16. U.S. Dollars..........................................................................    40
         Section 19.17. Confidentiality.......................................................................    40

Exhibit A - Form of Overriding Royalty Interest Incentive Plan
Exhibit B - Form of Long-term Incentive Plan
Exhibit C - Form of Transfer Restriction Agreement
Exhibit D - Form of Plan of Conversion of Bois d'Arc Energy, LLC
Exhibit E - Form of Certificates

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                            OF BOIS D'ARC ENERGY, LLC

      This Amended and Restated Operating Agreement of Bois d'Arc Energy, LLC dated as of August 23, 2004 to be effective July 16, 2004 (the "Effective Date"), is entered into by and among the Members as evidenced by the signature pages attached hereto.

                               W I T N E S S E T H

      WHEREAS, effective June 17, 2004, the Articles of Organization (the "Articles") have been filed in the office of the Secretary of State of Nevada for the formation of Bois d'Arc Energy, LLC, a Nevada limited liability company (the "Company");

      WHEREAS, an Operating Agreement for the Company dated as of July 16, 2004 (the "Original Agreement") was entered into by the Members;

      WHEREAS, the Members desire to amend and restate the Original Agreement in its entirety;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Company upon the terms and conditions set forth herein:

                                 I. DEFINITIONS

      Section 1.1. Definitions. The following terms shall have the following meanings when used in this Agreement:

      "AAA" shall have the meaning set forth in Section 19.14 hereof.

      "Act" shall mean the Nevada Limited Liability Company Act (Nev. Rev. Stat.
Section 86.011, et seq.) and any successor statute, as amended from time to time.

      "Actual Depletion Deductions" shall mean with respect to any Member, such Member's actual depletion allowance with respect to such Member's share of production from the oil and gas properties owned by the Company or its subsidiaries; provided that, for purposes of this Agreement and computing a Member's Capital Account, such Member's Actual Depletion Deductions with respect to any single oil or gas property shall not exceed the adjusted basis of such oil or gas property allocated to such Member (or its predecessor in interest) pursuant to Code Section 613A(c)(7)(D). If the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k) of the Treasury Regulations, each Member shall notify the Company of the amount of its Actual Depletion Deductions within ninety (90) days of the end of each Fiscal Year.

      "Actual Gains or Actual Losses" means with respect to any Member (i) the excess, if any, of such Member's share of the total amount realized from the disposition of any oil or gas property over such Member's remaining adjusted tax basis in such property or (ii) the excess, if any, of such Member's remaining adjusted tax basis in such property over such Member's share of the total amount realized from the disposition of such property. A Member's share of the total amount realized from the disposition of an oil or gas property shall be determined pursuant to Treasury Regulations Section 1.704-1(b)(4)(v).

      "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, member, manager or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee, member, manager or holder of ten percent (10%) or more of the voting interests of any Person described in clauses
(i) through (iii) of this sentence.

      "Affiliate Transfer" shall have the meaning assigned that term in the Transfer Restriction Agreement.

      "Agreement" shall mean this Amended and Restated Operating Agreement of Bois d'Arc Energy, LLC.

      "Appointed Managers" shall have the meaning set forth in Section 8.3(a) hereof.

      "Appointing Group" shall mean either the Comstock Member or the Bois d'Arc Members.

      "Articles" shall have the meaning set forth in the recitals to this Agreement.

      "Blackie" shall mean Gary W. Blackie.

      "Board of Managers" shall mean the Board of Managers for the Company as established and operated pursuant to this Agreement.

      "Bois d'Arc Members" shall mean those Members designated as Bois d'Arc Members on Schedule A.

      "Book Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      (i) the initial Book Value of any asset contributed (or deemed contributed, including as a result of the constructive termination of the Company pursuant to Code Section 708(b)(1)(B)) to the Company shall be such asset's gross fair market value at the time of such contribution;

      (ii) the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values at the times specified in Treasury Regulations under Section 704(b) of the Code if required by the Code or the Treasury Regulations or if the Company so elects if not required; and

      (iii) if the Book Value of an asset has been determined pursuant to clause
(i) or (ii), such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed in accordance with subparagraph (iv) of the definition of Net Profit and Net Loss.

The Book Value of assets contributed to the Company pursuant to the Contribution Agreement shall have those values as shall be determined by the Board of Managers.

      "Business Day" shall mean any day other than Saturday or Sunday or any other day upon which banks in Houston, Texas are permitted or required by law to close.

      "Capital Account" shall have the meaning set forth in Section 13.4 hereof.

      "Capital Contributions" shall mean the Initial Capital Contributions, Subsequent Capital Contributions, and any amount paid by a Member upon the exercise of an option on Class B Units.

      "Capital Transaction" means the sale, exchange or other disposition of all or any portion of the property of the Company other than in the ordinary course of business of the Company. Capital Transactions include the financing or refinancing of Company property which creates excess funds not needed for the operation of the Company's business and which funds, in the opinion of the Board of Managers, are available for distribution to the Members.

      "Class A Unit" shall mean an Ownership Interest in the Company that represents an interest in the capital of the Company (the return of which capital shall receive priority upon a Capital Transaction or liquidation of the Company pursuant to the provisions in Section 14.2(a) and Section 17.2) but no interest in the profits of the Company, with respect to which the Ownership Percentage is zero (0), and having the voting and approval rights set forth in
Section 6.6.

      "Class B Unit" shall mean an Ownership Interest in the Company that represents an interest in the capital and profits of the Company (the return of which capital shall receive priority upon a Capital Transaction or liquidation of the Company pursuant to the provisions of Section 14.2(a) and Section 17.2), and having no voting, approval, disapproval, or any other decision-making rights except as required under the Act.

      "Class C Unit" shall mean an Ownership Interest in the Company that upon issuance represents an interest only in certain profits of the Company as determined pursuant to Section 17.6, with respect to which the Ownership Percentage is zero (0) and having no voting, approval, disapproval, or any other decision-making rights except as required under the Act.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or its successor.

      "Company" shall mean the limited liability company formed by this Agreement.

      "Company Minimum Gain" shall mean the amount computed under Treasury Regulations Section 1.704-2(d)(1) with respect to the Company's nonrecourse liabilities as determined under Treasury Regulations Section 1.752-1(a)(2).

      "Company Nonrecourse Deductions" shall mean any loss, deduction, or Code
Section 705(a)(2)(B) expenditure (or item thereof) that is attributable to nonrecourse liabilities (as defined in Treasury Regulations Section 1.752-1(a)(2)) of the Company and characterized as "nonrecourse deductions" pursuant to Treasury Regulations Section 1.704-2(b)(1) and Section 1.704-2(c).

      "Comstock Member" shall mean Comstock Offshore, LLC.

      "Contribution Agreement" shall mean that certain Contribution Agreement dated as of July 16, 2004 by and among the Company, the Bois d'Arc Members, the Comstock Member, and other parties thereto.

      "Covered Person" shall have the meaning set forth in Section 12.1 hereof.

      "CRI" shall mean Comstock Resources, Inc.

      "Depletable Property" means interests in oil, gas or other minerals eligible for depletion under Code Section 613 or 613A.

      "Disabling Conduct" shall mean (i) conduct that is outside the scope of conduct permitted in this Agreement or is in breach of any Governance Agreement or any other agreement between the Company and the Person whose conduct is in question if such conduct continues for thirty (30) days (or breach is not cured within thirty (30) days) after such Person has been given written notice thereof by the Board of Managers or (ii) conduct that constitutes fraud, willful misconduct, bad faith or gross negligence.

      "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

      "Employment Agreements" mean the Employment Agreements of even date herewith between the Company and each of Blackie and Laufer.

      "Event of Dissolution" shall have the meaning set forth in Section 17.1 hereof.

      "Familial Transfer" shall have the meaning assigned that term in the Transfer Restriction Agreement.

      "Financing Transaction" shall mean any financing transaction including an initial public offering, or issuance of equity or debt generating net proceeds sufficient to repay all amounts outstanding under the Revolving Note.

      "Fiscal Year" shall mean the fiscal year of the Company as set forth in
Section 16.3 hereof.

      "Governance Agreements" shall mean this Agreement and the Transfer Restriction Agreement.

      "Gross Income" shall mean for each Fiscal Year or other period, an amount equal to the Company's gross income as determined for federal income tax purposes for such Fiscal Year or period but computed with the adjustments specified in subparagraphs (i) and
(iii) of the definition of Net Profit and Net Loss.

      "Initial Capital Contributions" shall have the meaning set forth in
Section 5.1.

      "Laufer" shall mean Wayne L. Laufer.

      "Loan Agreement" shall mean the Loan Agreement of even date herewith between the Company and CRI.

      "Loan Documents" shall mean the Loan Agreement, the Revolving Note, the Security Documents and all other documents and instruments contemplated thereby.

      "Managers" shall mean the Appointed Managers and "Manager" shall mean an Appointed Manager.

      "Member" or "Members" shall mean (i) one or more of those Persons executing the Original Agreement as a Member of the Company, (ii) one or more of those Persons who are admitted as Members as a result of the issuance of Units pursuant to the Long-term Incentive Plan, and (iii) any assignee of all or any part of their respective interests in the Company who is admitted to the Company as a Member in conformity with the provisions of this Agreement and the Transfer Restriction Agreement.

      "Member Nonrecourse Debt" shall mean any nonrecourse debt of the Company which meets the requirements of "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

      "Member Nonrecourse Debt Minimum Gain" shall mean the partner nonrecourse debt minimum gain attributable to "partner nonrecourse debt" as determined under Treasury Regulations Section 1.704-2(i)(3).

      "Member Nonrecourse Deductions" shall mean any loss, deduction, or Code
Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to a Member Nonrecourse Debt, as determined by Treasury Regulations Section 1.704-2(i)(2).

      "Net Proceeds of a Capital Transaction" means the net proceeds received by the Company in connection with a Capital Transaction after payment of all costs and expenses incurred by the Company in connection with such Capital Transaction, including, without limitation, brokers' commissions, loan fees, other closing costs, the cost of any alteration, improvement, restoration or repair of Company assets necessitated by or incurred in connection with such Capital Transaction, any reserves determined by the Board of Managers and the payment of any loans that should be appropriately paid, as determined by the Board of Managers.

      "Net Profit" and "Net Loss" shall mean for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

            (i) any income of the Company that is exempt from federal income tax or not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

            (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures under Code Section 704(b), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

            (iii) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property rather than its adjusted tax basis;

            (iv) in lieu of the depletion, depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions on the assets' respective Book Values for such Fiscal Year or other period determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

            (v) the amount of any Gross Income (or item of income or gain) allocated to the Members pursuant to Sections 13.2(d), 13.2(e), 13.2(f), 13.2(j), 13.2(k), 13.2(l), 13.2(m) and 13.2(n) shall not be included as income or revenue; and

            (vi) any amount allocated to the Members pursuant to Sections 13.2(h), 13.2(i), 13.2(j), 13.2(k) and 13.2(m) shall not be included as a loss, deduction or Code Section 705(a)(2)(B) expenditure.

      "Operating Cash Flow" means all cash funds generated from the operation of the business of the Company on hand or on deposit from time to time after (i) payment of all operating expenses payable as of the date in question, (ii) provision for payment of all outstanding and unpaid Company obligations due and payable as of the date in question or within sixty (60) days thereafter and
(iii) the establishment of such reasonable reserves as the Board of Managers deems appropriate for the operating needs of the Company. Operating Cash Flow shall not include or reflect any proceeds received or expenses incurred in connection with a Capital Transaction.

      "Original Agreement" shall have the meaning set forth in the recitals to this Agreement.

      "Ownership Interest" shall mean the interest in the Company held by a Member.

      "Ownership Percentage" shall mean the percentages for the Members holding Class B Units set forth on Schedule A attached hereto until adjusted in accordance with this Agreement.

      "Person" shall mean an individual person, partnership, limited partnership, limited liability company, trust, corporation or other entity or organization.

      "Prime Rate" means the fluctuating rate per annum as in effect from time to time equal to the rate of interest announced publicly by Citibank, N.A, in New York, New York as its base rate.

      "Revolving Note" shall mean that certain revolving note executed by the Company in favor of CRI in the maximum principal amount of $200,000,000, which note will be subject to the terms of the Loan Agreement and secured by the Security Documents.

      "Security Documents" shall mean the security agreements, deeds of trust, mortgages, pledges, guarantees, financing statements, continuation statements and other agreements or instruments delivered by the Company and its Subsidiaries in favor of CRI to secure the indebtedness under the Loan Agreement and the Revolving Note.

      "Services Agreement" shall have the meaning set forth in Section 6.3(b).

      "Simulated Depletion Deductions" means the simulated depletion allowance computed by the Company with respect to its oil and gas properties pursuant to
Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such amounts, the Board of Managers shall have complete and absolute discretion to make any and all permissible elections.

      "Simulated Gains" or "Simulated Losses" means the simulated gains or simulated losses computed by the Company with respect to its oil and gas properties pursuant to Section 1.704-1(b)(2)(iv)(k)(2) of the Treasury Regulations. In computing such simulated gains or losses, the Board of Managers shall have complete and absolute discretion to make any and all permissible elections.

      "Subsequent Capital Contributions" shall have the meaning set forth in
Section 5.2.

      "Subsidiary" shall mean with respect to a Person a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

      "Tax Matters Partner" shall have the meaning set forth in Section 16.7 hereof.

      "Transfer Restriction Agreement" shall mean the Transfer Restriction Agreement dated as of July 16, 2004 by and among the Company and the Members.

      "Treasury Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Units" shall mean Class A Units, Class B Units or Class C Units.

      "Unreturned Equity" shall mean the Capital Contributions of a Member holding Class A Units and Class B Units less any distributions to such Member pursuant to Section 14.2(a).

           II. NAME, PRINCIPAL OFFICE, REGISTERED OFFICES AND AGENTS, TERM, STATUS OF MEMBERS AND TAX STATUS

      Section 2.1. Name of Company. The name of the Company is Bois d'Arc Energy, LLC.

      Section 2.2. Principal Office. The location of the principal office of the Company where records are to be kept or made available shall be 600 Travis, Suite 6275, Houston, Texas 77022. The principal office of the Company may be changed by the Board of Managers.

      Section 2.3. Registered Offices and Agents. The location of the registered office of the Company in the State of Nevada shall be c/o National Registered Agents Inc. of NV, 1000 East Williams Street, Carson City, Nevada 89701. The Board of Managers shall establish such other registered offices and appoint such other registered agents as it deems necessary or appropriate for the business of the Company. The registered offices and agents of the Company may be changed from time to time by the Board of Managers.

      Section 2.4. Term. The Company shall have perpetual existence unless an Event of Dissolution (as defined in Section 17.1 hereof) shall occur prior to such time and the Company is not continued as hereinafter provided.

      Section 2.5. Status of Members. Upon the Effective Date, the Persons executing the Original Agreement constituted all of the Members of the Company. From and after the Effective Date, additional Members may be admitted as the result of the issuance of Units pursuant to the Long-term Incentive Plan, or as the result of an assignee being admitted to the Company as a Member in conformity with this Agreement and the Transfer Restriction Agreement.

      Section 2.6. Tax Status. The Company shall be operated such that it will be classified as a "partnership" for federal and, as determined by the Board of Managers, state income tax purposes.

                           III. CHARACTER OF BUSINESS

      Section 3.1. Purpose of the Company. The business and purpose of the Company shall be to conduct and engage in any activities that are permitted under the provisions of the Act.

             IV. FORMATION, FOREIGN REGISTRATION AND NO PARTNERSHIP

      Section 4.1. Organization and Formation. The Company was organized as a Nevada limited liability company by the filing of the Articles under and pursuant to the Act with the Secretary of State of the State of Nevada on June 17, 2004. The Company was formed effective July 16, 2004 and shall be continued pursuant to this Agreement.

      Section 4.2. Foreign Registration. The Company shall register to conduct business in such states and jurisdictions as the Board of Managers deems appropriate.

      Section 4.3. No Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member with regard to the activities of the Company for any purposes other than federal and, if applicable, state tax purposes, and this Agreement may not be construed to suggest otherwise.

                            V. CAPITAL CONTRIBUTIONS

      Section 5.1. Initial Capital Contributions. Upon the execution of the Original Agreement, each Member made initial capital contributions to the Company as provided in the Contribution Agreement in exchange for such number of Class A Units and Class B Units (collectively the "Initial Capital Contributions") as provided on Schedule A.

      Section 5.2. Subsequent Capital Contributions. If the Board of Managers determines that additional capital is needed by the Company as provided in
Section 9.7, the Board of Managers shall provide written notice to all Members holding Class B Units of the need for such additional capital and each of such Members shall make a contribution (collectively the "Subsequent Capital Contributions") to the Company equal to the product of (i) a fraction the numerator of which is the Ownership Percentage of such Member attributable to the Member's Class B Units and the denominator of which is the sum of all the Ownership Percentages of the Members holding Class B Units attributable to their Class B Units and (ii) the total additional capital required by the Company as set forth in the above notice. Each of the Members shall make such Subsequent Capital Contribution within ten (10) days of the above notice. If any Member fails to make such Subsequent Capital Contribution ("Defaulting Member"), any other Member may make such contribution on behalf of such Defaulting Member, which shall be considered a loan to such Defaulting Member secured by a security interest in such Defaulting Member's Ownership Interest and any distributions that would otherwise be made to the Defaulting Member shall be paid to the Member making such loan until such loan has been paid in full plus interest at the Prime Rate. Any such distribution shall be treated as made to the Defaulting Member and then paid by the Defaulting Member in repayment of the loan. The Members holding Class A Units and/or Class C Units shall have no obligation to make any Subsequent Capital Contribution to the Company in respect of such Units.

      Section 5.3. Return of Contributions. Except as specifically required in this Agreement, a Member is not entitled to the return of any part of its capital contributions or to be paid interest in respect of either its Capital Account or its capital contributions, an unrepaid capital contribution is not a liability of the Company or of any Member and a Member is not required to contribute or to lend any cash or property to the Company.

      Section 5.4. Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member(s) may agree, but shall not be required, to advance all or part of the needed funds to or on behalf of the Company if approval of the Board of Managers pursuant to Section 9.7 is obtained. An advance described in this Section 5.4 constitutes a loan from the

Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of repayment, and is not a capital contribution.

                  VI. RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

      Section 6.1. Members' Fees. Except as otherwise provided in Section 6.3 hereof, the Members shall not be paid any fees or other compensation whatsoever for services, whether ordinary or extraordinary, foreseen or unforeseen, rendered to or for the benefit of the Company. Nothing contained in this Section
6.1 is intended to affect the Ownership Interest or Ownership Percentage of any Member or the amount that may be payable to any Member by reason of its interest in the Company.

      Section 6.2. Duties of Members/Other Activities. The relationship existing pursuant to this Agreement shall not prohibit any Manager, any Member or any Person which is a member, manager, officer, director, parent, Subsidiary or Affiliate of a Member or Manager, or any Person in which a Member, a Manager or the members, managers, officers, directors, parent, subsidiaries or Affiliates of a Member or Manager may have an interest, from engaging in any other business, investment or profession. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to any of such businesses, professions or investments, or in or to any income or profit derived therefrom.

      Section 6.3. Dealing with Related Persons.

            (a) Subject to the provisions of Section 9.7 hereof, the Company may employ or retain a Member, a Manager or an Affiliate of a Member or Manager to render or perform a service, may contract to buy property or services from or sell property or services to a Member, a Manager or any such Affiliate, and may otherwise deal with such Member, Manager or any such Affiliate; provided, however, that if the Company employs, retains or contracts with a Member, Manager or an Affiliate thereof, the charges made for services rendered and materials furnished by such Member, Manager or Affiliate shall be a reasonable amount comparable to the amount that would have been charged by others in the same line of business and not so related, and such relationship and charges shall be promptly disclosed in writing to the other Members.

            (b) Effective as of the Effective Date, the Company will enter into a services agreement with CRI pursuant to which CRI will provide accounting, financial reporting, human resources and certain other services to the Company ("Services Agreement").

            (c) CRI will advance funds to the Company pursuant to the terms of the Revolving Note. The indebtedness under the Revolving Note will be subject to the Loan Agreement and secured by the Security Documents.

            (d) Effective as of the Effective Date, the Company will enter into Employment Agreements.

      Section 6.4. Liability of Members. No Member shall be liable, responsible, or accountable in damages or otherwise to any other Member or the Company for any act performed by it except with respect to Disabling Conduct.

      Section 6.5. No Resignation. Except for assignments, sales or other transfers of a Member's entire Ownership Interest made in compliance with the Transfer Restriction Agreement and Article XV hereof, no Member shall have the right to resign or withdraw as a Member of the Company prior to the dissolution and winding up of the Company, without approval of the Board of Managers. Any Member who resigns or withdraws as a Member of the Company in violation of the foregoing provision, or who has resigned or withdrawn as a Member of the Company in a manner not expressly permitted herein, shall be liable to the Company and the Members for any damages sustained by reason of such resignation or withdrawal. This Section 6.5 shall not affect any right a Member may have to resign from its position as a Manager, officer or employee of the Company.

      Section 6.6. Power, Voting and Consent. Notwithstanding the fact that the Company is to be managed by its Board of Managers pursuant to Section 8.1 hereof, the Members holding Class A Units shall, with respect to such Class A Units, have the right and obligation to vote on the following matters and any other matters requiring Member vote or consent pursuant to the Act or submitted by the Managers to the holders of Class A Units for a vote:

            (a) Any amendment of this Agreement;

            (b) Any merger, combination, conversion, consolidation, restructuring, reorganization, recapitalization or any other major transaction involving the structure, ownership or voting of the Company (or any Subsidiary of the Company) including the conversion contemplated by Section 17.6; and

            (c) The sale, lease or other disposition of all or substantially all of the assets of the Company (or any Subsidiary of the Company) other than in the ordinary course of business.

Any such matter shall be approved if holders of at least 75% of the outstanding Class A Units vote in favor or consent to such matter. The Members hereby delegate to the Board of Managers all other decisions relating to the Company.

Notwithstanding any provision in this Agreement to the contrary, no Member shall have voting, approval, disapproval, or any other decision-making right with respect to Class B Units or Class C Units held by the Member except to the extent provided by the Act. No Member has the authority to bind the Company unless the Member is expressly granted such authority by the Board of Managers by a vote pursuant to Section 9.7.

                          VII. MEETINGS OF THE MEMBERS

      Section 7.1. Annual Meeting. An annual meeting of the Members shall be held on the date of each year determined by the Board of Managers. The annual meeting shall be held at the Company's principal office or such other location agreed to by all the Members. At such meeting the Members may transact such business as properly may be brought before the meeting and that is within the scope of the permitted decisions specified in Section 6.6 hereof.

      Section 7.2. Special Meetings. Special meetings of the Members may be called by the Chairman of the Board of Managers, the Board of Managers or any group of Members that hold an aggregate Ownership Percentage of at least 20%.

      Section 7.3. Notice of Annual or Special Meeting. Written or printed notice stating the location, day and hour of the meeting and, in case of a special meeting, the general purpose or purposes for which the meeting is called, shall be delivered in accordance with Article X not less than ten (10) days before the date of the meeting, either personally or by telefax communication (which shall be deemed given at the time the sender receives confirmation of delivery), by or at the direction of the Chairman of the Board of Managers, the Secretary, or the Members calling the meeting, to each Member.

      Section 7.4. Business at Special Meeting. The business transacted at any special meeting of the Members shall be limited to such business that is within the scope of the permitted decisions specified in Section 6.6 hereof and that is stated in the notice thereof, and no unrelated business shall be conducted at such special meeting beyond the general scope identified in the notice unless all Members, whether such Member is present or not, agree in writing to consider and vote upon addition unrelated business.

      Section 7.5. Quorum of Members. Unless otherwise provided by applicable law, the Articles, or this Agreement, the presence of 75% of the Members based on Class A Units and represented in person or by proxy, shall constitute a quorum at a meeting of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, and the departure of any Member from the meeting prior to adjournment of the meeting or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting.

      Section 7.6. Proxies. At any meeting of the Members, each Member having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Proxies shall be valid until revoked or superseded by a subsequently dated proxy. Except as provided in Section 17.6(a) and except in connection with any pledge or grant by the Comstock Member of a security interest in its Units pursuant to Section 3.3 of the Transfer Restriction Agreement, each proxy shall be revocable whether or not coupled with an interest unless made irrevocable by law.

      Section 7.7. Action by Written Consent Without a Meeting and Telephonic Meetings. Any action required or permitted by applicable law, the Articles, or this Agreement to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to take such action at a meeting at which Members entitled to vote on the action were present and voting. Every written consent must bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this
Section 7.7, a consent or consents signed by Members having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of Members are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested or confirmed telefax communication. Delivery to the Company's principal place of business shall be addressed to the Board of Managers of the Company. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given by the Company to those Members who did not consent in writing to the action. With prior Member Consent, Members may participate in and hold a meeting of the Members by conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             VIII. BOARD OF MANAGERS

      Section 8.1. Powers. The business and affairs of the Company shall be managed by or under the direction of its Board of Managers, which may exercise all such powers of the Company and do all such lawful acts and things as are not by non-waivable provisions of the Act or by the Articles or by this Agreement directed or required to be exercised and done by the Members. No individual Manager has the authority to bind the Company unless the Manager is granted such authority by the Board of Managers.

      Section 8.2. Number of Managers. The Board of Managers shall consist of four (4) Managers.

      Section 8.3. Election and Term.

            (a) Initial Managers. The Comstock Member shall appoint two (2) Managers and the Bois d'Arc Members shall collectively appoint two (2) Managers (each Manager, an "Appointed Manager" and collectively, the "Appointed Managers"). The initial Appointed Managers shall be as set forth on Schedule B.

            (b) Term. Each Appointed Manager shall serve until the earlier of his death, resignation or removal from office which may be with or without cause by the Appointing Group that appointed such Manager. In the event of a vacancy on the Board of Managers, then the Appointing Group that appointed the Appointed Manager whose failure to continue to serve as a Manager has created the vacancy shall fill such vacancy by delivery of written notice to the Company and each Member designating a replacement Manager to fill such vacancy. Upon receipt of such written notice by the Company, the replacement Appointed Manager shall be appointed as a Manager hereunder. Managers need not be residents of the State of Nevada or Members of the Company.

            (c) Appointing Group. Actions by an Appointing Group to remove or replace a Manager shall be by a majority vote among the Member(s) of such Appointing Group holding Class A Units determined in accordance with Class A Units.

      Section 8.4. Resignation and Removal. Any Manager may resign at any time upon giving written notice to the Company. Any Appointed Manager may be removed only by his Appointing Group in accordance with Section 8.3.

      Section 8.5. Compensation of Managers. The Managers may be paid their expenses of attendance at each meeting of the Board of Managers; however, Managers shall not receive any compensation for serving as a Manager or as a member of any committee of the Board of Managers, except pursuant to the Company's Long-term Incentive Plan adopted in accordance with Section 8.7(b). This provision shall not preclude any Manager from serving as an officer of the Company or in any other capacity and receiving compensation therefor.

      Section 8.6. Chairman of the Board of Managers. One Manager shall serve as Chairman of the Board of Managers. The Chairman of the Board of Managers shall preside at all meetings of the Board of Managers and shall have such other powers and duties as usually pertain to such position or as may be delegated to him by the Board of Managers. The Chairman of the Board of Managers shall serve as such until the earlier of his death, resignation or removal from office by the Board of Managers. The initial Chairman of the Board of Managers shall be M. Jay Allison. Any subsequent Chairman of the Board of Managers shall be determined by majority vote of the Board of Managers; provided, however, that any such Chairman of the Board of Managers shall not, in such capacity, be an officer of the Company.

      Section 8.7. Overriding Royalty Interest Incentive Plan; Long-term Incentive Plan.

            (a) The Board of Managers is authorized to establish an Overriding Royalty Interest Incentive Plan in substantially the form attached hereto as Exhibit A.

            (b) The Board of Managers shall establish a Long-term Incentive Plan in substantially the form attached hereto as Exhibit B.

The Board of Managers is authorized to take all actions required pursuant to the Overriding Royalty Interest Incentive Plan and the Long-term Incentive Plan, including the admission of Members to the Company as a result of the issuance of Units pursuant to the Long-term Incentive Plan and the amendment of Schedule A to address all such issuances.

                      IX. MEETINGS OF THE BOARD OF MANAGERS

      Section 9.1. Annual Meeting. An annual meeting of the Board of Managers shall be held immediately following the annual meeting of the Members, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

      Section 9.2. Regular Meetings. The Board of Managers shall schedule regular meetings of the Board of Managers at such intervals as the Board of Managers shall determine to be appropriate.

      Section 9.3. Special Meetings. Upon not less than twenty-four (24) hours prior written notice, special meetings of the Board of Managers may be called by any two Managers.

      Section 9.4. Location of and Business at Regular or Special Meeting. Meetings of the Board of Managers shall be held at the principal office of the Company, or at such other place or places as shall be agreed upon by the Board of Managers. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Managers need be specified. The business to be transacted at, and the general purpose of any special meeting shall be identified in the notice or waiver of notice of such meeting. No business other than that so identified shall be conducted by the Board of Managers at such special meeting beyond the general scope of the business and purpose identified in the notice and waiver unless 75% of Managers agree in writing to conduct such additional business.

      Section 9.5. Quorum of Managers. Four Managers shall constitute a quorum for the transaction of business by the Board of Managers.

      Section 9.6. Votes. Each Manager on the Board of Managers shall have one vote. Managers shall not have the authority to permit voting by proxy.

      Section 9.7. Act of Managers' Meeting. The act of a majority of the total number of Managers, at a meeting at which a quorum is present, shall be the act of the Board of Managers, unless the act of a greater number is required by law, the Articles, or this Agreement. Tie votes do not constitute a majority. Notwithstanding the foregoing, the following actions shall require the consent of all four of the Managers:

            (a) Any Financing Transaction;

            (b) A call for Subsequent Capital Contributions pursuant to Section 5.2;

            (c) The issuance of any additional Units or any other voting or equity security of the Company (or any Subsidiary of the Company) or the issuance of any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness or other rights, exercisable for or convertible or exchangeable into Units or such other equity security of the Company (or any Subsidiary of the Company), in each case other than pursuant to Section 8.7;

            (d) The direct or indirect redemption, purchase or other acquisition of any membership interest or other equity security of the Company (or any Subsidiary of the Company);

            (e) Any amendment of this Agreement (which shall also require the vote or consent of the Members in accordance with Section 6.6(a));

            (f) Any merger, combination, conversion, consolidation, restructuring, reorganization, recapitalization or any other major transaction involving the structure, ownership or voting of the Company (or any Subsidiary of the Company) (which shall also require the vote or consent of the Members in accordance with Section 6.6(b));

            (g) The sale, lease or other disposition of all or substantially all of the assets of the Company (or any Subsidiary of the Company) other than in the ordinary course of business (which shall also require the vote or consent of the Members in accordance with Section 6.6(c));

            (h) Any acquisition by the Company (or any Subsidiary of the Company) of the equity ownership or all or a substantial portion of the assets of any other entity;

            (i) The filing by the Company (or any Subsidiary of the Company) of a petition under federal bankruptcy laws or any other insolvency law, or the admission in writing by the Company (or any Subsidiary of the Company) of its insolvency or general inability to pay its debts as they become due;

            (j) Any election to dissolve the Company (or any Subsidiary of the Company) except as provided in Section 17.7;

            (k) Except for the Loan Documents, the Services Agreement and the Employment Agreements, any transaction or entering into any agreement between the Company (or any Subsidiary of the Company) and a Member or Manager or an Affiliate of a Member or Manager;

            (l) Any action or decision that is inconsistent with the purposes of the Company as set forth in Section 3.1 hereof;

            (m) The submission to a vote of the Members of any other matter which does not under the Act or this Agreement require the approval of the Members;

            (n) The resignation or withdrawal of a Member from the Company pursuant to Section 6.5; and

            (o) Any Tax Distributions (but not Tax Loans) pursuant to Section 14.1.

      Section 9.8. Action by Unanimous Written Consent Without a Meeting and Telephonic Meetings. Any action required or permitted to be taken at a meeting of the Board of Managers or committee thereof under the provisions of any applicable law, the Articles, or this Agreement may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Managers. Such consent shall have the same force and effect as a unanimous vote of the Board of Managers or committee thereof. Managers may elect to participate in any meeting of the Board of Managers and meetings of the Board of Managers may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      Section 9.9. Committees. The Board of Managers, by resolution adopted by a majority of the full Board of Managers, may designate one or more committees from among the Managers, each of which, to the extent provided in such resolution or in this Agreement, shall have and may exercise all the authority of the Board of Managers, subject to the limitations imposed by applicable law, the Articles, and this Agreement.

                                   X. NOTICES

      Section 10.1. Methods of Giving Notice. Whenever any notice is required to be given to any Member or Manager under the provisions of any applicable law, the Articles, or this Agreement, it shall be given in writing and delivered personally or delivered by facsimile communication ("telefax") (or, with the approval of all such Members or Managers, via telephone or electronic mail) to such Member or Manager at such address (and at such member facsimile) as appears on the books of the Company, and such notice shall be deemed to be given at the time the recipient actually receives the notice in the case of personal delivery, when the sender receives electronic confirmation of delivery with respect to any notice given by facsimile communication, when the sender actually speaks to the recipient in the case of telephonic notice or when the recipient reads the message in the case of electronic mail.

      Section 10.2. Waiver of Notice. Whenever any notice is required to be given to any Member or Manager under the provisions of any applicable law, the Articles, or this Agreement, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      Section 10.3. Attendance as Waiver. Attendance of a Member or Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Member or Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in any written waiver unless required by any applicable law, the Articles, or this Agreement.

                                  XI. OFFICERS

      Section 11.1. Officers. The Board of Managers may appoint officers of the Company as provided in this Agreement. The officers of the Company shall initially consist of a Chairman (who initially shall be M. Jay Allison), a Chief Executive Officer (who initially shall be Laufer), a President (who initially shall be Blackie), a Chief Financial Officer (who initially shall be Roland O. Burns), and a Secretary (who initially shall be Roland O. Burns) to serve at the pleasure of the Board of Managers and who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Managers. The Board of Managers may appoint such additional officers with such duties as the Board of Managers shall determine.

      Section 11.2. Election and Qualification. The Board of Managers shall choose the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary and such other officers as the Board of Managers shall determine and such officers shall continue to hold their offices until their death, resignation or removal.

      Section 11.3. Salaries. Any officer appointed by the Board of Managers shall receive such compensation in such person's capacity as an appointed officer of the Company as the Board of Managers shall determine.

      Section 11.4. Term, Removal and Vacancies. Each officer of the Company shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Company. Any officer may be removed by the Board of Managers, with or without cause, but such removal shall be without prejudice to the contract or other legal rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board of Managers.

      Section 11.5. Chairman. The Chairman shall have such powers and duties as are set forth in Section 8.6.

      Section 11.6. Chief Executive Officer. The Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the Company, and shall see that all orders and resolutions of the Board of Managers are carried into effect. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Managers.

      Section 11.7. President. The President shall have such general powers of oversight, supervision and management of the business and officers of the Company as are not delegated to the Chief Executive Officer and such other powers and duties as usually pertain to such office or as the Board of Managers shall prescribe.

      Section 11.8. Chief Financial Officer. The Chief Financial Officer shall have the charge of the funds and the financial condition of the Company and shall have such other powers and duties as usually pertain to such office or as the Board of Managers shall prescribe or as the Chief Executive Officer shall delegate.

      Section 11.9. Secretary. The Secretary shall act as the secretary of the Board of Managers and shall have such other powers and duties as usually pertain to such office or as the Board of Managers shall prescribe or as the Chief Executive Officer shall delegate.

                              XII. INDEMNIFICATION

      Section 12.1. Right to Indemnification. Subject to the limitations and conditions set forth in this Article XII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Member, Manager or officer of the Company or while a Member, Manager or officer of the Company is or was serving at the request of the Company as a partner, director, officer, manager, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (a "Covered Person"), shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties

(including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Section 12.1 shall continue as to a Person who has ceased to serve in the capacity that initially entitled such Person to indemnity under this Section. Such actions covered by such indemnification shall include those brought by a Member or the Company. The rights granted pursuant to this
Article XII shall be deemed contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE XII COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY; provided, however, that notwithstanding the foregoing or any other provision of this Agreement, the Company shall not provide indemnification to any Person in respect of any Disabling Conduct. The negative disposition of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner contrary to the standard set forth in this Section.

      Section 12.2. Advance of Expenses. The right to indemnification conferred in this Article XII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 12.1 or 12.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon the delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 12.1 or 12.3 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under Section 12.1 or 12.3.

      Section 12.3. Indemnification of Employees and Agents. The Company may indemnify and advance expenses to any employee or agent of the Company to the same extent permitted under Section 12.1 for Covered Persons. In addition, the Company may (by a resolution of the Members) indemnify and advance expenses to any Person whether or not he is an employee or agent of the Company but who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person, to the same extent permitted under Section 12.1 for Covered Persons.

      Section 12.4. Appearance as a Witness. Notwithstanding any other provision of this Article XII the Company may pay or reimburse expenses incurred by a Member, Manager, officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

      Section 12.5. Non-Exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article XII shall not be exclusive of any other right a Person indemnified pursuant to this Article XII may have or may acquire under any law (common or statutory), any provision of the Articles or this Agreement, a vote of Members or Managers or otherwise.

      Section 12.6. Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board of Managers shall, in its sole discretion, deem reasonable, to protect itself, the Company and/or any Covered Persons or other Persons indemnifiable under the provisions of this Article XII against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expenses, liability or loss under this Article XII.

      Section 12.7. No Personal Liability. In no event may any Covered Person subject the Members to personal liability by reason of any indemnification of an Covered Person under this Agreement or otherwise.

      Section 12.8. Interest in Transaction. A Covered Person shall not be denied indemnification in whole or in part under this Article XII because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of the Governance Agreements.

      Section 12.9. Successors and Assigns. The provisions of this Article XII are for the benefit of the Covered Persons and their heirs, successors, assigns, administrators and personal representatives and shall not be deemed to be for the benefit of any other Persons. The provisions of this Section 12.9 shall not be amended in any way that would diminish the rights of Covered Persons under this Article XII without the approval of the Members.

      Section 12.10. Savings Clause. If all or any portion of this Article XII shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Person indemnified pursuant to this Article XII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and, subject to this Article XII, to the fullest extent permitted by applicable law.

      Section 12.11. Exculpation. The following exculpatory provisions shall apply to this Agreement:

            (a) General. Notwithstanding any other terms of this Agreement, whether express or implied, or obligation or duty at law or in equity, no Covered Person nor any officer, employee, representative or agent of the Company or its Affiliates shall be liable to the Company or any Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by such Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement or the other Governance Agreement except in the following circumstances: (i) such act or omission constitutes Disabling Conduct or (ii) with respect to liability that may arise under any other agreement, such act or omission constitutes a breach of that agreement.

            (b) Reliance. A Covered Person or other officer, employee, representative or agent of the Company may rely and shall incur no liability in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person or other officer, employee, representative or agent of the Company with respect to legal matters unless such Covered Person acts in bad faith.

                                XIII. ALLOCATIONS

      Section 13.1. Consent to Allocations. Each Member as a condition of becoming a Member expressly consents to the following allocations as set forth in this Article XIII.

      Section 13.2. Distributive Shares for Tax Purposes. There shall be allocated to each Member for federal income tax purposes a separate distributive share of all Company income, gain, loss, deduction and credit as follows:

            (a) Except as otherwise provided in this Article XIII, Net Profit, if any, of the Company (and each item thereof) for each Fiscal Year or other period shall be allocated among the Members as follows:

                  (i) First, to the Members holding Class B Units until the
            cumulative Net Profit allocated pursuant to this Section 13.2(a)(i) equals the Net Loss allocated to such Members pursuant to Section 13.2(b)(iii);

                  (ii) Second, to the Members holding Class A Units and Class B
            Units until the cumulative Net Profit allocated pursuant to this
            Section 13.2(a)(ii) equals the Net Loss allocated to such Members pursuant to Section 13.2(b)(ii); and

                  (iii) Third, to the Members holding Class B Units pro rata in accordance with their Ownership Percentages.

            (b) Except as otherwise provided in this Article XIII, Net Loss, if any, of the Company (and each item thereof) for each Fiscal Year or other period shall be allocated to the Members as follows:

                  (i) First, to the Members holding Class B Units until the Net
            Loss allocated pursuant to this Section 13.2(b)(i) equals the Net Profit allocated to such Members pursuant to Section 13.2(a)(iii);

                  (ii) Second, to the Members holding Class A Units and Class B
            Units until the cumulative Net Loss allocated pursuant to this
            Section 13.2(b)(ii) equals the amounts of their Unreturned Equity;
            and

                  (iii) Third, to the Members holding Class B Units pro rata in accordance with their Ownership Percentages.

            (c) The provisions of this Agreement relating to the allocation of Gross Income, Net Profit and Net Loss are intended to comply with the Treasury Regulations under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (d) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year or other period there is a net decrease in the amount of the Company Minimum Gain, then each Member shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(g)(2)); provided, however, if there is insufficient Gross Income in a year to make the allocation specified above for all Members for such year, the Gross Income shall be allocated among the Members in proportion to the respective amounts they would have been allocated above had there been an unlimited amount of Gross Income for such year.

            (e) Notwithstanding any other provision of this Agreement to the contrary other than Section 13.2(d), if in any year there is a net decrease in the amount of the Member Nonrecourse Debt Minimum Gain, then each Member shall first be allocated items of Gross Income for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in such minimum gain during such year (as determined under Treasury Regulations Section 1.704-2(i)(4)); provided, however, if there is insufficient Gross Income in a Fiscal Year to make the allocation specified above for all Members for such year, the Gross Income shall be allocated among the Members in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Gross Income for such Fiscal Year.

            (f) Notwithstanding any other provision of this Agreement to the contrary (except Sections 13.2(d) and 13.2(e) which shall be applied first), if in any Fiscal Year or other period a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Gross Income shall first be allocated to Members with negative Capital Account balances (adjusted in accordance with Section 13.4(e)), in proportion to such negative balances, until such balances are increased to zero.

            (g) Notwithstanding the provisions of Section 13.2(b), Net Loss (or items thereof) shall not be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Capital Account (adjusted in accordance with Section 13.4(e)) and shall be reallocated to the other Members, subject to the limitations of this Section 13.2(g).

            (h) Any Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such deductions are attributable.

            (i) Company Nonrecourse Deductions shall be allocated to the Members pro rata in accordance with their Ownership Percentages.

            (j) In the event that any Gross Income, Net Loss (or items thereof) or deductions are allocated pursuant to Sections 13.2(d) through 13.2(i), subsequent Gross Income, Net Profit or Net Loss (or items thereof) will first be allocated (subject to Sections 13.2(d) through 13.2(i)) to the Members in a manner which will result in each Member having a Capital Account balance equal to that which would have resulted had the original allocation of Gross Income, Net Loss (or items thereof) or deductions pursuant to Sections 13.2(d) through 13.2(i) not occurred; provided, however, no allocations pursuant to this Section 13.2(j), which are intended to offset allocations pursuant to Section 13.2(h) and Section 13.2(i), shall be made prior to the Fiscal Year during which there is a net decrease in Member Nonrecourse Debt Minimum Gain or Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Member Nonrecourse Debt Minimum Gain or Company Minimum Gain, and no such allocation pursuant to this Section 13.2(j) shall be made to the extent that the Board of Managers reasonably determines that it is likely to duplicate a subsequent mandatory allocation pursuant to Section 13.2(d) or Section 13.2(e).

            (k) Unless the Board of Managers elects to adjust Capital Accounts to reflect Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Company upon the taxable disposition of a Depletable Property that represents recovery of its simulated adjusted tax basis therein will be allocated to the Members in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Members (or their predecessors in interest). If the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, the portion of the total amount realized by the Company upon a taxable disposition of such property that equals the Members' aggregate remaining adjusted basis therein will be allocated to the Members in proportion to their respective remaining adjusted tax bases in such property. Any amount realized in excess of the above amounts shall be allocated among the Members holding Class B Units in accordance with their Ownership Percentages.

            (l) Upon a conversion of the Company to a corporation pursuant to
      Section 17.6, gain resulting pursuant to the provisions of Section 13.4(b) shall be allocated to the Members holding Class C Units pro rata in accordance with such Units until the amount of gain allocated pursuant to this Section 13.2(l) is equal to the Value of Class C Unit Shares as determined pursuant to Schedule C.

            (m) Notwithstanding the other provisions of this Section 13.2 (other than 13.2(d), (e), (f), (g), (h), (i), (j) and (l)), the Net Profit or Net Loss (and, if necessary, Gross Income and items included in Net Profit and Net Loss) of the Company for the taxable year of liquidation of the Company shall be allocated to the extent possible, in a manner such that the Capital Accounts of the Members prior to the liquidating distributions pursuant to Section 17.2, 17.6 or
      Section 17.7 will to the maximum extent possible, be in the same amounts as the distributions to be made pursuant to the Members in accordance with
      Section 17.2, 17.6 or Section 17.7.

            (n) If an interest in the Company is transferred, the Gross Income, Net Profit or Net Loss allocable to the holder of such Company interest for the then Fiscal Year shall be allocated proportionately between the assignor and the assignee based on the number of calendar days during such Fiscal Year for which each party was the owner of the transferred interest in the Company or upon some other reasonable method.

      Section 13.3. Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, depletion, depreciation, amortization, income, gain and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. Such allocations shall be made in accordance with the following principles:

            (a) In general, the Company shall utilize such method to eliminate book-tax disparities attributable to a contributed property or adjusted property as shall be determined by the Board of Managers.

            (b) The Company shall account for book-tax differences with respect to contributed oil and gas properties under the principles set forth in this paragraph, unless the Board of Managers determines that another method more accurately accounts for book-tax disparities with respect to such properties or is required to comply with Treasury Regulations or rulings or other guidance issued by the Internal Revenue Service subsequent to the formation of the Company. Under Code Section 613A(c)(7)(D), tax depletion on oil and gas property held by the Company shall be computed separately by each Member with respect to its Class B Units based on the Member's share of the Company's adjusted basis in the depletable properties. Gain or loss on the disposition of a depletable property shall be computed separately by each Member with respect to its Class B Units based on its share of the Company's amount realized and adjusted tax basis in the property. The adjusted tax basis of each oil and gas property contributed to the Company shall be allocated to the Member that contributed such property. All depletion deductions with respect to such oil and gas property shall be allocated to such Member with respect to its Class B Units. Gain or loss on the disposition of such property shall be allocated to the contributing Member with respect to its Class B Units to the extent of any remaining pre-contribution gain or loss.

Allocations pursuant to this Section 13.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

      Section 13.4. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Member, as follows:

            (a) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the Company (or deemed contributed pursuant to Treasury Regulations
      Section 1.704-1(b)(2)(iv)(c)), the fair market value of any property contributed by such Member to the capital of the Company (net of any liabilities secured by such property that the Company is considered to assume or to take subject to under Code Section 752), such Member's share of the Gross Income and Net Profit (and all items thereof) of the Company, and such Member's share of Simulated Gain or, if the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Member's Actual Gains. There shall be charged against each Member's Capital Account the amount of all cash distributed to such Member by the Company (or deemed distributed pursuant to Treasury Regulations Section 1.704-1(b) (2) (iv)
      (c)), the fair market value of any property distributed to such Member by the Company (net of any liability secured by such property that the Member is considered to assume or take subject to under Code Section 752), such Member's share of the Net Loss (and all items thereof) of the Company, and either such Member's distributive share of Simulated Losses and Simulated Depletion Deductions or, if the Board of Managers elects to use Actual Depletion Deductions pursuant to Section 1.704-1(b)(2)(iv)(k)(3) of the Treasury Regulations, such Member's Actual Losses and Actual Depletion Deductions.

            (b) If the Company at any time distributes any of its assets in-kind (including pursuant to Sections 17.6 and 17.7) to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under this Article XIII) of the Net Profit or Net Loss (and gain to the extent of the application of Section 13.2(l) that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution, but only to the extent not previously reflected in the Members' Capital Accounts.

            (c) Any adjustments to the tax basis (or Book Value) of Company property under Code Sections 732, 734 or 743 will be reflected as adjustments to the Capital Accounts of the Members, only in the manner and to the extent provided in Treasury Regulations Section
      1.704-1(b)(2)(iv)(m).

            (d) Upon the decision of the Board of Managers, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property to its fair market value on the date of adjustment upon the occurrence of any of the following events:

                  (i) An increase in any new or existing Member's Ownership
            Interest resulting from the contribution of money or property by such Member to the Company,

                  (ii) Any reduction in a Member's Ownership Interest resulting from a distribution to such Member in redemption of all or part of its Ownership Interest, unless such distribution is pro rata to all Members in accordance with their respective Ownership Interests, and

                  (iii) Whenever otherwise allowed under Treasury Regulations
            Section 1.704-1(b)(2)(iv)(f).

                  The adjustments to Capital Accounts shall reflect the manner in which the unrealized Net Profit or Net Loss inherent in the property would be allocated if there were a disposition of the Company's property at its fair market value on the date of adjustment.

            (e) For purposes of Sections 13.2(d) through 13.2(i) a Member's Capital Account shall be reduced by the net adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) which, as of the end of the Company's taxable year are reasonably expected to be made to such Member, and shall be increased by the sum of (i) any amount which the Member is required to restore to the Company upon liquidation of its Ownership Interest in the Company (or which is so treated pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) pursuant to the terms of this Agreement or under state law, (ii) the Member's share (as determined under Treasury Regulations Section 1.704-2(g)(1)) of Company Minimum Gain, (iii) the Member's share (as determined under Treasury Regulations Section 1.704-2(i)(5)) of Member Nonrecourse Debt Minimum Gain and (iv) the Member's share (as determined under Section 752 of the Code) of any recourse indebtedness of the Company to the extent that such indebtedness could not be repaid out of the Company's assets if all of the Company's assets were sold at their respective Book Values as of the end of the Fiscal Year or other period and the proceeds from the sales were used to pay the Company's liabilities. For the purposes of clause (iv) above, the amounts computed pursuant to clause (i) above for each Member shall be considered to be proceeds from the sale of the assets of the Company to the extent such amounts would be available to satisfy (directly or indirectly) the indebtedness specified in clause (iv).

            (f) For purposes of computing the Members' Capital Accounts, Simulated Depletion Deductions and Simulated Losses shall be allocated among the Members in the same proportions as they (or their predecessors in interest) were allocated the basis of Company oil and gas properties pursuant to Code Section 613A(c)(7)(D), the Treasury Regulations thereunder, and Section 1.704-1(b)(4)(v) of the Treasury Regulations. Simulated Gains shall be allocated among the Members in accordance with their Ownership Percentages, subject however to Section 13.2(m). In accordance with Code Section 613A(c)(7)(D) and the Treasury Regulations thereunder and Section 1.704-1(b)(4)(v) of the Treasury Regulations, the adjusted basis of all oil and gas properties shall be shared by the Members in proportion to the Ownership Percentages; provided, however, that in the case of the Company's share of the basis of oil and gas properties contributed or deemed to be contributed by the Members to the Company pursuant to the Contribution Agreement, the adjusted basis of such oil and gas properties shall be allocated among the Members in amounts equal to their respective shares of such basis in the properties so contributed.

            (g) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Section 13.4(d)), upon the exercise of any option to purchase Class B Units, the Members' Capital Accounts shall be adjusted immediately after the exercise of the option to reflect a revaluation of the Company's assets to their fair market values on the date of adjustment.

            (h) It is the intention of the Members that the Capital Accounts of the Company be maintained strictly in accordance with the Capital Account maintenance requirements of Treasury Regulations Section 1.704-1(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations and any amendment or successor provision thereto. The Members agree to make any appropriate modifications if events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

            (i) A deficit in a Member's Capital Account shall not be considered an asset of the Company, and no Member shall be obligated to restore or otherwise be responsible for a deficit or negative balance in such Member's Capital Account.

      Section 13.5. Compliance with the Code. It is intended that the tax allocations in this Article XIII effect an allocation for federal income tax purposes in a manner consistent with Sections 704 and 706 of the Code and comply with any limitations or restrictions therein. The Board of Managers shall have complete discretion to make the allocations pursuant to this Article XIII and the allocations and adjustments to Capital Accounts in any manner consistent with Sections 704 and 706 of the Code. The Board of Managers, in its sole discretion, may determine whether payments to Members, other than those distributions pursuant to Article XIV, shall be treated by the Company as payments governed by Section 707(c) of the Code. The Board of Managers shall have complete discretion to make such allocations and adjustments to Capital Accounts as shall be required to comply with such Section.

                               XIV. DISTRIBUTIONS

      Section 14.1. Distribution of Operating Cash Flow.

            (a) Except as provided in Article XVII, Operating Cash Flow, if any, shall be distributed to the Members holding Class B Units pro rata in accordance with their Ownership Percentages at such time or times as determined by the Board of Managers; provided, however, in no event shall any distribution of Operating Cash Flow (other than pursuant to Section 14.1(b)) be made to the Members holding Class B Units until the Revolving Note and all Member advances made pursuant to Section 5.4 are repaid in full.

            (b) At a minimum, provided that funds are available therefor, Operating Cash Flow shall be distributed in an amount sufficient to pay the federal income tax liability of the Members holding Class B Units attributable to any Net Profit allocated to such Members pursuant to this Agreement based on the highest marginal federal individual tax rate in effect at the time of such allocation ("Tax Distributions"), unless such Tax

      Distributions are prohibited by law or any restrictions contained in agreements to which the Company or CRI is a party. If the Board of Managers determines that the Company cannot make Tax Distributions because of restrictions under such agreements, the Company shall make loans to the Members in the amount of such distributions ("Tax Loans") which loans shall provide for interest at such rate as shall be determined by the Board of Managers. Tax Distributions or Tax Loans shall be made quarterly or on another basis in a manner reasonably determined by the Board of Managers to enable the Members to satisfy both estimated and final tax payment requirements. The amount of any Tax Distributions or Tax Loans made to a Member pursuant to this Section 14.1(b) shall be deducted or repaid from the amount of any future distributions that would otherwise be made to such Member pursuant to this Section 14.1, Section 14.2 or Article XVII.

      Section 14.2. Distribution of Net Proceeds of a Capital Transaction. Except as provided in Article XVII, Net Proceeds of a Capital Transaction shall be distributed at such times as shall be determined by the Board of Managers to the Members as follows:

            (a) First, to the Members holding Class A Units and Class B Units in proportion to and to extent of their Unreturned Equity; and

            (b) Second, to the Members holding Class B Units pro rata in accordance with their Ownership Percentages;

provided, however, in no event shall any distribution of Net Proceeds of a Capital Transaction be made to the Members until the Revolving Note is repaid in full in cash.

      Section 14.3. Amount Withheld. Notwithstanding any other provision of this Agreement to the contrary, the Board of Managers is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding or other payment requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to pay to any governmental authority any amount resulting from either the allocation of income or gain or a distribution to any Member (including, without limitation, by reason of Sections 1441, 1442, 1445 or 1446 of the Code), the amount so paid shall be treated as a distribution of cash to the Member and any future distributions to which such Member is entitled shall be reduced to the extent of any amount treated as a distribution pursuant to this Section 14.3. The Capital Account of the Member for which amounts are paid over to a governmental authority pursuant to this Section 14.3 shall be decreased by such amount paid over to the governmental authority. A Member who has had amounts paid over to a governmental authority pursuant to this Section
14.3 shall be entitled to receive any refund of any such tax, penalty, interest or other amount received by the Company on account of amounts paid on behalf of the Member pursuant to this Section 14.3; provided, however, that the amount due such Member shall be reduced by any expenses of the Company incurred in connection with the payment or refund of such tax, penalty, interest or other amount. The Company shall have no duty or obligation to seek to obtain or collect any refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any governmental authority; provided, however, upon request by a Member, the Company shall take reasonable steps to cooperate with the Member on a refund request provided that the Company is reimbursed by the Member for the Company's costs and expenses arising from such cooperation. If at any time a Member's interest in the Company is transferred or assigned, the proposed assignee shall certify to non-foreign status prior to the transfer or assignment of the interest. Such certifications shall be made on a form to be provided by the Board of Managers. Each Member shall notify the Company if it becomes either a "Foreign Person", as defined in Code Section 1445, or a "Foreign Partner", as defined in Code Section 1446, within thirty (30) calendar days of such change.

                            XV. TRANSFER OF INTERESTS

      Section 15.1. Transfer Restriction Agreement. Each Member as of the date of this Agreement is also a party to the Transfer Restriction Agreement. As a condition to being admitted as a Member, any other Person must become a party to the Transfer Restriction Agreement, in accordance with the procedures set forth therein. The Transfer Restriction Agreement, a copy of which is attached hereto as Exhibit C, is incorporated by reference in this Agreement as if fully set forth herein and forms a part of this Agreement.

      Section 15.2. Transfers of Interests and Admission of New Members. No Member may assign, sell or otherwise transfer by operation of law or otherwise, any of its right, title or interest or any portion thereof in the Company unless such Member shall first comply with the provisions of the Transfer Restriction Agreement applicable to the proposed assignment, sale or transfer. In the event of foreclosure of the Comstock Member's Ownership Interest in connection with a pledge or grant of such interest pursuant to Section 3.3 of the Transfer Restriction Agreement, the foreclosing party shall be substituted for the Comstock Member automatically upon such foreclosure without the consent of the Members, and shall have all the rights of the Comstock Member under this Agreement. In the event an Affiliate Transfer or a Familial Transfer results in the entirety of a Member's Ownership Interest in the Company being transferred, then such transferee shall be substituted for that Member automatically upon such transfer without the consent of the Members, and shall have all the rights of such Member under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of the entirety of a Member's Ownership Interest divided between or among more than one transferee, only one such transferee may become a substituted Member and the remainder of such transferees shall be treated as and have the rights of assignees under the Act. The transferor shall designate in a written notice to the Company and to each other Member which such transferee shall become the substituted Member, and such designated transferee shall be substituted for the transferor Member automatically upon such transfer without the consent of the Members with respect to the Ownership Interest transferred to such transferee, and shall have all the rights of such transferring Member under this Agreement. In the event of an Affiliate Transfer or a Familial Transfer of less than the entirety of a Member's Ownership Interest, such transferee shall not be a substituted Member; but the transferring Member shall remain a Member and retain all rights as a Member under this Agreement. Any other transferee of a Member's Ownership Interest in the Company shall be admitted to the Company as a substituted Member only if (i) the assignment, sale or other transfer pursuant to which the transferee acquired such Ownership Interest was effected in accordance with the Transfer Restriction Agreement and (ii) "Holder Consent" (as defined in the Transfer Restriction Agreement) of such assignment, sale or other transfer has been obtained. If such a transferee is not admitted as a substituted Member under this Article XV, it shall have none of the powers of a Member hereunder but shall, subject to the further provisions hereof, have only such rights of an assignee under the Act as are consistent with this Agreement. Such assignee shall have no voting rights or consent rights (and shall have no power to remove or replace Managers pursuant to Section 8.3(c)) or any other power to participate in the management of the Company, but shall be subject to the provisions of the Transfer Restriction Agreement including, without limitation, the obligations under Articles II, IV and V thereof, but shall not be entitled to exercise the rights of a party thereto, including, without limitation, under
Article III or VI thereof. In the event of any permitted transfer of an interest in the Company pursuant to this Article XV and the Transfer Restriction Agreement, the interest so transferred shall remain subject to all terms and provisions of this Agreement and the Transfer Restriction Agreement, and the transferee shall be deemed, by accepting the interest so transferred, to have assumed all the liabilities and unperformed obligations, under this Agreement, the Transfer Restriction Agreement or otherwise, which are appurtenant to the interest so transferred; shall hold such interest subject to all unperformed obligations of the transferor Member hereunder and under the Transfer Restriction Agreement; and shall agree in writing to the foregoing if requested by the Board of Managers or the Members and shall join in and be bound by the terms of this Agreement. No assignment shall relieve the assignor from its obligations prior to this Agreement or the Transfer Restriction Agreement, except that if the transferee is admitted as a Member, the assignor shall be relieved of obligations hereunder and under the Transfer Restriction Agreement accruing after the admission of the transferee as a Member.

      Section 15.3. Securities Laws Restrictions. Notwithstanding any other provision of this Article XV, no transfer of an interest in the Company may be made if the transfer would violate federal or state securities laws.

                    XVI. BOOKS OF ACCOUNT AND COMPANY RECORDS

      Section 16.1. Books of Account. At all times during the continuance of the Company, the Managers shall keep or cause to be kept, full and true books of account in which shall be entered fully and accurately all transactions of the Company.

      Section 16.2. Inspection. All of the books of account of the Company, together with an executed copy of this Agreement and any amendments hereto, shall at all times be maintained at the principal office of the Company and shall be open to the inspection and examination of the Members or their representatives. Any Member may, at any time and from time to time, at its own expense, cause an audit of the books of the Company to be made by a certified public accountant or other person designated by such Member.

      Section 16.3. Fiscal Year and Accounting Method. The fiscal year of the Company shall end on December 31 in each year, and the books of the Company shall be kept on an accrual method of accounting by the Board of Managers.

      Section 16.4. Financial Reports. For each Fiscal Year during the term hereof, the Board of Managers shall deliver to all the Members, as soon as reasonably practicable after the expiration of such Fiscal Year, an audited financial report of the Company, including a balance sheet, profit and loss statement, and a statement showing distributions to the Members and the allocation among the Members of taxable income, gains, losses, deductions and credits of the Company. In addition, the Board of Managers shall cause to be delivered to all the Members monthly unaudited statements of profit and loss prepared on an accrual basis, such statements to reflect profit and loss on both a monthly and year-to-date basis. Each such monthly statement shall be so delivered within thirty (30) days after the end of the month to which the statement pertains. An accounting of all items of receipt, income, profit, cost, expense and loss shall also be prepared made by the Board of Managers upon the dissolution of the Company.

      Section 16.5. Tax Returns. The Company shall cause all income tax returns to be prepared or reviewed in compliance with this Agreement (in particular the tax allocations in Article XIII hereof) by such firm of independent certified public accountants as shall be selected by the Board of Managers, shall cause such tax returns to be timely filed with the appropriate authorities and shall cause copies thereof and all related matters needed by any Member for the preparation of its tax returns to be promptly delivered to all Members. Copies of such tax returns shall be kept at the principal office of the Company and shall be available for inspection by any Member during normal business hours. The income tax documentation to be generated hereunder shall include any additional information reasonably requested by a Member for the preparation of its return.

      Section 16.6. Tax Elections.

            (a) In the event of a transfer of all or part of an interest of a Member authorized by this Agreement, the Company shall, upon the request of the transferee, elect pursuant to Section 754 of the Code to adjust the basis of Company property, and any basis adjustment relating to such transfer, whether made under Section 754 of the Code or otherwise, shall be allocated solely to the transferee; provided, however, that each transferee shall pay the additional bookkeeping and accounting costs which result from the basis adjustment pertaining to such transferee. Each of the Members shall supply to the Company upon request the information necessary properly to give effect to such election.

            (b) All other federal income tax elections required or permitted to be made by the Company shall be made in such manner as may be agreed upon by the Board of Managers. No Member shall take any action or refuse to take any action which would cause the Company to forfeit the benefits of any tax election previously made or agreed to be made.

      Section 16.7. Tax Matters Partner. Comstock Offshore, LLC is hereby designated as the "Tax Matters Partner" of the Company within the meaning of
Section 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income tax purposes. The Tax Matters Partner shall comply with all statutory provisions of the Code applicable to a "tax matters partner" and shall, without limitation, within thirty (30) calendar days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction, or credit, mail a copy of such notice to each Member.

      Section 16.8. Bank Accounts. The funds of the Company shall be deposited in the name of the Company in such bank accounts and with such signatories as shall be selected by the Board of Managers. All deposits, including security deposits, funds required to be escrowed and other funds not currently distributable or needed in the operation of the Company business shall, to the extent permitted by law, be deposited in such interest-bearing bank accounts or invested in such financial instruments (including, without limitation, hedge contracts and commodity contracts) as shall be approved by the Board of Managers.

                 XVII. DISSOLUTION, WINDING UP AND DISTRIBUTION

      Section 17.1. Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events (an "Event of Dissolution"):

            (a) upon an election by the Board of Managers to dissolve the Company;

            (b) the sale of substantially all of the assets of the Company;

            (c) as provided in Section 17.7; or

            (d) upon the entry of a decree of judicial dissolution of the Company under Section 86.495 of the Act.

The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member shall not cause the Company to be dissolved or its affairs to be wound up.

      Section 17.2. Dissolution and Winding Up. Notwithstanding any other provision of this Agreement, upon the dissolution of the Company, the Board of Managers (which term, for purposes of this Section 17.2 and Section 17.4 shall include the respective trustee, receiver or successor, if any, of either or both thereof) shall have the responsibility for expeditiously dissolving and liquidating the Company. They shall promptly proceed to wind up the affairs of the Company and, after payment (or making provision for payment) of liabilities owing to creditors, shall set up such reserves as they deem reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Company. Said reserves may be paid over to a bank or an attorney-at-law, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations. After paying such liabilities and setting up such reserves, the Board shall cause the remaining net assets of the Company to be paid or distributed to the Members or their assigns in accordance with the provisions of Section 14.2. At the expiration of such period as the Board of Managers may deem advisable, any remaining reserves shall be paid or distributed to the Members or their assigns in the same manner as the preceding sentence. No Member shall receive any additional compensation for any services performed pursuant to this Article XVII.

      Section 17.3. Final Statement. Upon the dissolution of the Company, a final certified statement of its assets and liabilities shall be prepared by the Company's certified public accountants and furnished to the Members within ninety (90) days after such dissolution.

      Section 17.4. Distribution In-Kind. If all the Members agree that it shall be impractical to liquidate part or all the assets of the Company, then assets which they agree are not suitable for liquidation may be distributed to the Members in-kind, subject to the order of priority set forth in Section 17.2 hereof and, further, subject to such conditions relating to the management and disposition of the assets distributed as the Board of Managers deems reasonable and equitable. If Company assets are to be distributed in-kind, then prior to any such distribution, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized taxable income, gain, loss and deduction inherent in such property (to the extent that such items have not been previously reflected in the Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property on the date of its distribution for its then fair market value determined mutually by the Members.

      Section 17.5. Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XVII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the assets of the Company shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have contributed its assets in-kind to a new limited liability company, which shall be deemed to have assumed and taken all Company assets subject to all Company liabilities. Immediately thereafter, the Company shall be deemed to have liquidated and distributed the interests in the new limited liability company in-kind to the Members.

      Section 17.6. Financing Transaction. If the Board of Managers approves a Financing Transaction and in connection with such Financing Transaction it is necessary or appropriate (as determined by the Board of Managers) to convert to a "C" corporation under Nevada law:

            (a) Each Member hereby appoints M. Jay Allison and Laufer, and each of them, the lawful attorneys and proxies of such Member, each with several powers of substitution, to at any time vote all Class A Units, Class B Units and Class C Units held by such Member, with all of the powers such Member would possess if voting personally, in favor of approval and adoption of the Plan of Conversion of the Company, in substantially the form attached hereto as Exhibit D, with such changes therein as the executing person may approve, and the transactions contemplated thereby, including but not limited, to the adoption of the Articles of Incorporation of the converted corporation in substantially the form attached thereto as Exhibit A, with such changes as the executing person may approve. Such proxy is coupled with an interest and is irrevocable.

            (b) The Company shall purchase and the Members holding Class A Units shall sell to the Company all outstanding Class A Units for $1.00 per Class A Unit. The Class B Units and Class C Units shall be converted into shares of the converted corporation and allocated among the Members pursuant to the provisions of Schedule C.

            (c) Upon such conversion the resulting corporation shall have nine
      (9) directors, five of which shall be elected or appointed by the Comstock Member and four of which will be elected or appointed by the Bois d'Arc Members.

            (d) Such conversion shall be treated for federal income tax purposes as if all the assets of the Company were contributed to the converted corporation in exchange for shares in the converted corporation and the Company was liquidated with the shares distributed to the Members in accordance with the allocations contained in Schedule C.

      Section 17.7. Failure to Complete Financing Transaction. If the Company does not consummate a Financing Transaction by December 1, 2004 (or such later date as shall be determined by a unanimous vote of the Board of Managers), the following actions shall be taken:

            (a) First, the Company shall purchase and the Comstock Member shall sell to the Company for a total purchase price of $1.00 per Class A Unit the minimum number of Class A Units held by the Comstock Member that will result in the Comstock Member owning less than fifty percent (50%) of the total outstanding Class A Units outstanding; and

            (b) Then the Company shall be dissolved and liquidated in the following manner:

                  (i) to the extent possible, each asset of the Company that was contributed to the Company by a Member shall be distributed in-kind to such Member free and clear of any liens or encumbrances placed on the asset by the Company;

                  (ii) each Member shall repay any debt that the Company assumed from such Member pursuant to the Contribution Agreement;

                  (iii) each Member that received cash from the Company pursuant to the Contribution Agreement shall contribute such cash to the Company;

                  (iv) each Member holding Class C Units shall be required to sell to the Company all such Class C Units for a total purchase price of one dollar ($1), and any outstanding options to acquire Class B Units shall be cancelled without payment of consideration to the holders thereof; and

                  (v) the Company shall endeavor to put the Members in a
            position as near as possible to the same economic position that the Members would have been in if the Members had never formed the Company and instead had continued to own their respective properties individually, and the Company shall make such distributions of cash and such allocations of taxable income, gain, loss and expense as shall be reasonably required to accomplish the foregoing.

      In accordance with (i) above, and without limitation thereof, all interests in Bois d'Arc Offshore, Ltd. and Bois d'Arc Oil & Gas Company, LLC shall be distributed in-kind to Blackie and Laufer in the same percentages as they owned such entities prior to the formation of the Company. Such distribution shall include the exclusive right to such entities' names. In making the determination pursuant to (v) above the Company shall allocate revenue and expenses during the period of the Company's existence to the properties contributed by the Members and to the extent any revenue and expenses cannot be allocated to such properties the Company shall allocate such revenue and expenses in accordance with the Ownership Percentages.

            (c) The Exploration Agreement dated as of July 31, 2001 among CRI Comstock Member, Bois d'Arc Resources, Ltd., Bois d'Arc Offshore, Ltd, Blackie and Laufer and any joint operating agreements relating to the oil and gas properties that were contributed to the Company pursuant to the Contribution Agreement and that were terminated upon such contribution shall be reinstated upon the dissolution and liquidation of the Company.

                               XVIII. CERTIFICATES

      Section 18.1. Form of Certificates. The ownership of the Company shall be evidenced by certificates (collectively, "Certificates," and each individually, a "Certificate"). Each Certificate shall be substantially in the form set forth in Exhibit "E."

      Section 18.2. Terms of Certificates. Each Certificate shall be dated the date of its issuance and shall specify the interest in the Company of the holder thereof. The Chief Financial Officer hereby is authorized, empowered and directed, for and on behalf of the Company, to execute and deliver a Certificate to each Member admitted to the Company pursuant to this Agreement.

      Section 18.3. Ownership of Certificates. The Company may deem and treat the person in whose name any Certificate shall have been registered by the Company as the absolute owner and holder of such Certificate for the purpose of receiving payment of all amounts payable by the Company with respect to such Certificate and for all other purposes.

      Section 18.4. Registration of Transfers; Exchanges. The Company shall maintain at its office a register for the purpose of registering transfers and exchanges of Certificates. A holder of a Certificate intending to transfer any or all of the Certificates held by such holder to a new holder shall surrender such Certificate or Certificates to the Company at the Company's offices, together with a written request from the holder surrendering such Certificate or Certificates for the issuance of a new Certificate or Certificates, in the same aggregate original face amount and dated the same date or dates as the Certificate or Certificates surrendered.

      Section 18.5. Mutilated, Lost or Stolen Certificates. If any Certificate shall become mutilated, destroyed, lost or stolen, the Company shall, upon the written request of the holder of such Certificate, execute and deliver in replacement thereof a new Certificate, dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Company and cancelled. If the Certificate being replaced has been destroyed, lost or stolen, the holder of such Certificate shall furnish to the Company (a) such security or indemnity as may be required by the Board of Managers to save the Company harmless and (b) evidence satisfactory to the Board of Managers of the destruction, loss or theft of such Certificate and of the ownership thereof.

                               XIX. MISCELLANEOUS

      Section 19.1. Execution in Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

      Section 19.2. Address and Notice. The address of each Member for all purposes shall be as set forth on Schedule A or such other address or addresses of which any Member shall have given the other Members notice. Any notice shall be in accordance with Section 10.1.

      Section 19.3. Partition. The Members hereby agree that no Member shall have the right while this Agreement remains in effect to have the assets of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have any Company asset partitioned, and each Member hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members as among themselves shall be governed by the terms of this Agreement.

      Section 19.4. Further Assurances. Each Member hereby covenants and agrees to execute and deliver such instruments as may be reasonably requested by any other Member to convey any interest or to take any other action required or permitted under this Agreement.

      Section 19.5. Titles and Captions. All article, section, or subsection titles or captions contained in this Agreement or the table of contents hereof are for convenience only and shall not be deemed part of the context of this Agreement.

      Section 19.6. Number and Gender of Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

      Section 19.7. Entire Agreement. This Agreement contains the entire understanding between and among the Members and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement.

      Section 19.8. Amendment and Power of Attorney. Except to the extent provided in Section 8.7, this Agreement may be amended or modified only by approval of the Board of Managers pursuant to Section 9.7 and the consent of the Members pursuant to Section 6.6. Each Member other than the Comstock Member, by its execution of this Agreement, hereby makes, constitutes and appoints the Chief Executive Officer as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead to make, execute, sign, and acknowledge all instruments that the Chief Executive Officer deems appropriate to reflect any amendment or modification of this Agreement or to comply with the provisions of Section 8.7, 17.6 or 17.7. The power of attorney granted by this Section 19.8 shall be considered coupled with an interest and shall survive any disability of a Member.

      Section 19.9. Exhibits and Schedules. All exhibits and schedules referred to herein are attached hereto and made a part hereof for all purposes.

      Section 19.10. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Members.

      Section 19.11. Waiver. No failure by any Member to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any Member by the issuance of written notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of any other Member. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      Section 19.12. Remedies. The rights and remedies of the Members set forth in this Agreement shall not be mutually exclusive or exclusive of any right, power or privilege provided by law or in equity or otherwise and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof or of any legal, equitable or other right. Each of the Members confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, or shall limit or affect any rights at law or by statute or otherwise of any Member aggrieved as against another Member for a breach or threatened breach of any provision hereof, it being the intention of this section to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

      Section 19.13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

      Section 19.14. DISPUTE RESOLUTION.

            (a) NEGOTIATION. THE MEMBERS SHALL ATTEMPT TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION, BREACH, OR VALIDITY OF THIS AGREEMENT, PROMPTLY BY GOOD FAITH NEGOTIATION AMONG REPRESENTATIVES WHO HAVE AUTHORITY TO RESOLVE THE CONTROVERSY. ANY MEMBER MAY GIVE THE OTHER MEMBERS WRITTEN NOTICE OF ANY DISPUTE NOT RESOLVED IN THE NORMAL COURSE OF BUSINESS. WITHIN 10 DAYS AFTER DELIVERY OF THE NOTICE, THE RECEIVING MEMBER SHALL SUBMIT TO THE OTHERS A WRITTEN RESPONSE. THE NOTICE AND THE RESPONSE SHALL INCLUDE (A) A STATEMENT OF THE MEMBER'S CONCERNS AND PERSPECTIVES ON THE ISSUES IN DISPUTE, (B) A SUMMARY OF SUPPORTING FACTS AND CIRCUMSTANCES AND (C) THE IDENTITY OF THE REPRESENTATIVE WHO WILL REPRESENT THAT MEMBER AND OF ANY OTHER PERSON WHO WILL ACCOMPANY THE REPRESENTATIVE. WITHIN 15 DAYS AFTER DELIVERY OF THE ORIGINAL NOTICE, THE REPRESENTATIVES OF THE MEMBERS SHALL MEET AT A MUTUALLY ACCEPTABLE TIME AND PLACE, AND THEREAFTER AS OFTEN AS THEY REASONABLY DEEM NECESSARY, TO ATTEMPT TO RESOLVE THE DISPUTE. ALL NEGOTIATIONS PURSUANT TO

      THIS CLAUSE AND CLAUSE (b) BELOW ARE CONFIDENTIAL AND SHALL BE TREATED AS COMPROMISE AND SETTLEMENT NEGOTIATIONS FOR PURPOSES OF APPLICABLE RULES OF EVIDENCE.

            (b) MEDIATION. IF A DISPUTE IS NOT RESOLVED BY DISCUSSION BETWEEN OR AMONG MEMBERS, ANY MEMBER MAY BY NOTICE TO THE OTHER MEMBERS WITH WHOM SUCH DISPUTE EXISTS REQUIRE MEDIATION OF THE DISPUTE, WHICH NOTICE SHALL IDENTIFY THE NAMES OF NO FEWER THAN THREE (3) POTENTIAL MEDIATORS. EACH MEMBER AMONG WHOM THE DISPUTE EXISTS AGREES TO PARTICIPATE IN MEDIATION OF THE DISPUTE AND WILL IN GOOD FAITH ATTEMPT TO AGREE UPON A MEDIATOR. IF THE PARTIES ARE UNABLE TO AGREE UPON A MEDIATOR WITHIN FIFTEEN (15) DAYS AFTER SUCH NOTICE OR IF SUCH DISPUTE SHALL NOT HAVE BEEN RESOLVED BY MEDIATION WITHIN THIRTY (30) DAYS AFTER SUCH NOTICE, THEN ANY SUCH MEMBER MAY FILE FOR ARBITRATION PURSUANT TO SUBSECTION (C) BELOW. ALL EXPENSES OF THE MEDIATOR SHALL BE EQUALLY SHARED BY THE MEMBERS AMONG WHOM THE DISPUTE EXISTS.

            (c) BINDING ARBITRATION.

                  (i) ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT
            OR THE BREACH, TERMINATION, OR VALIDITY OF THE AGREEMENT WHICH HAS NOT BEEN RESOLVED BY MEDIATION WITHIN 30 DAYS OF THE INITIATION OF SUCH PROCEDURE, OR WHICH HAS NOT BEEN RESOLVED PRIOR TO THE TERMINATION OF MEDIATION, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN EFFECT ON THE DATE OF THIS AGREEMENT. IF A PARTY TO A DISPUTE FAILS TO PARTICIPATE IN MEDIATION, THE OTHERS MAY INITIATE ARBITRATION BEFORE EXPIRATION OF THE ABOVE PERIOD. IF THE AMOUNT OF THE CLAIM ASSERTED BY THE CLAIMANT IN THE ARBITRATION EXCEEDS $1,000,000, THE MEMBERS AGREE THAT THE AMERICAN ARBITRATION ASSOCIATION OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES WILL BE APPLIED TO THE DISPUTE.

                  (ii) THE PARTIES TO THE DISPUTE SHALL MUTUALLY AGREE UPON A
            SOLE ARBITRATOR, WHICH NEED NOT BE AN ARBITRATOR SUGGESTED BY OR ASSOCIATED WITH THE AAA (BUT SUCH ARBITRATOR SHALL NONETHELESS APPLY THE AAA ARBITRATION RULES AS SET FORTH IN (i) ABOVE). IF THE PARTIES TO THE DISPUTE ARE UNABLE TO AGREE UPON AN ARBITRATOR, THE PARTIES SHALL REQUEST THAT AAA SUGGEST A PANEL OF THREE INDEPENDENT AND IMPARTIAL ARBITRATORS, EACH OF WHOM SHALL BE KNOWLEDGEABLE WITH RESPECT TO THE

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

            SUBJECT MATTER OF THE DISPUTE. ARBITRATION SHALL BE BEFORE ONE OF THESE THREE ARBITRATORS IF THE DISPUTING PARTIES CAN AGREE ON THE SELECTION OF ONE OF THEM AS THE SOLE ARBITRATOR. IF NOT, ARBITRATION SHALL BE BEFORE ALL THREE.

                  (iii) THE PLACE OF ARBITRATION SHALL BE HOUSTON, TEXAS.

                  (iv) THE ARBITRATOR(S) ARE NOT EMPOWERED TO AWARD DAMAGES IN
            EXCESS OF COMPENSATORY DAMAGES.

                  (v) THE ARBITRATOR(S) SHALL HAVE THE EXCLUSIVE AUTHORITY TO
            DETERMINE AND AWARD COSTS OF ARBITRATION AND THE COSTS INCURRED BY EACH PARTY FOR ITS ATTORNEYS, ADVISORS AND CONSULTANTS.

                  (vi) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE IN WRITING
            AND SHALL INCLUDE A STATEMENT OF THE FACTUAL BASES AND THE LEGAL CONCLUSIONS RELIED UPON BY THE ARBITRATORS IN MAKING SUCH AWARD. THE ARBITRATORS SHALL DECIDE THE DISPUTE IN COMPLIANCE WITH THE APPLICABLE SUBSTANTIVE LAW AND CONSISTENT WITH THE PROVISIONS OF THE AGREEMENT, INCLUDING LIMITS ON DAMAGES. THE AWARD RENDERED BY THE ARBITRATOR(S) SHALL BE FINAL AND BINDING, AND JUDGMENT UPON THE AWARD MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.

                  (vii) ALL MATTERS RELATING TO THE ENFORCEABILITY OF THIS
            ARBITRATION AGREEMENT AND ANY AWARD RENDERED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C.
            SECTION 1-16. THE ARBITRATOR(S) SHALL APPLY THE SUBSTANTIVE LAW OF THE STATE OF NEVADA, EXCLUSIVE OF ANY CONFLICT OF LAW RULES.

                  (viii) EACH MEMBER IS REQUIRED TO CONTINUE TO PERFORM ITS
            OBLIGATIONS UNDER THIS AGREEMENT PENDING FINAL RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS CONTRACT, UNLESS TO DO SO WOULD BE IMPOSSIBLE OR IMPRACTICABLE UNDER THE CIRCUMSTANCES.

                  (ix) NOTHING IN THIS SECTION 19.14 SHALL LIMIT THE MEMBERS'
            RIGHTS TO OBTAIN PROVISIONAL, ANCILLARY OR EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.

            (d) SETTLEMENT. NOTHING CONTAINED HEREIN SHALL PREVENT THE PARTIES FROM SETTLING ANY DISPUTE BY MUTUAL AGREEMENT AT ANY TIME.

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

      Section 19.15. WAIVER. EACH MEMBER WAIVES ANY RIGHT THAT THE MEMBER MAY HAVE TO COMMENCE ANY ACTION IN ANY COURT WITH RESPECT TO ANY DISPUTE AMONG THE MEMBERS RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF ANY MEMBER HEREUNDER, OTHER THAN AN ACTION BROUGHT TO ENFORCE THE ARBITRATION PROVISIONS OF SECTION 19.14 HEREOF. THE MEMBERS AGREE THAT ANY SUCH ACTION SHALL BE BROUGHT (AND VENUE FOR ANY SUCH ACTION SHALL BE APPROPRIATE) IN HOUSTON, TEXAS.

      Section 19.16. U.S. Dollars. Any reference in this Agreement to "dollars," "funds" or "sums" or any amounts denoted with a "$" shall be references to United States dollars.

      Section 19.17. Confidentiality. All disclosures of trade secrets, know-how, financial information or other confidential information made by the Company to any Member or made by any Member under or in connection with this Agreement, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after dissolution of the Company and each Member shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

            (a) as to the Persons directly responsible for the performance of the obligations of this Agreement and for the effective operation of the Company;

            (b) as to the professional advisors of the Members and the Company;

            (c) as to such disclosures to customers of the Company as are necessary for the effective carrying on of business by the Company;

            (d) as to such information as is required by law to be disclosed by a Member or the Company; and

            (e) as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Section 19.17.

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

      IN WITNESS WHEREOF, the undersigned parties have executed this Operating Agreement as of the Effective Date.

                                      COMSTOCK OFFSHORE, LLC

                                      By:    /s/ Roland O. Burns
                                         --------------------------------
                                      Name:  Roland O. Burns
                                      Title: Sr. Vice President

                                      Pursuant to the authority granted to the Chief Executive Officer in Section 19.8 of the Original Agreement, the Chief Executive Officer has executed this Amendment on behalf of all other Members

                                      /s/ Wayne L. Laufer
                                      -----------------------------------
                                      WAYNE L. LAUFER

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